U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES AND EXCHANGE ACT OF 1934

                           January 2, 2004
                   --------------------------------
                   (Date of earliest event reported)


                      Commission File #0-11078

                  THE AMERICAN EDUCATION CORPORATION
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(Exact name of small business issuer as specified in its charter)

             Colorado                          84-0838184
---------------------------------    ---------------------------------
  (State or other jurisdiction       (IRS Employer Identification No.)
of incorporation or organization)

              7506 North Broadway Extension, Suite 505
                      Oklahoma City, OK  73116
              ----------------------------------------
              (Address of principal executive offices)

                           (405) 840-6031
                     ---------------------------
                     (Issuer's telephone number)


Item 5.  Other events.

On January 2, 2004, The American Education Corporation issued the press release attached hereto as Exhibit 99.1 titled "THE AMERICAN EDUCATION CORPORATION COMPLETES REINCORPORATION TO NEVEDA."

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Item 7.  Financial Statements and Exhibits.

        (c) Exhibits.

            99.1:  Company press release titled "THE AMERICAN
                   EDUCATION CORPORATION COMPLETES REINCORPORATION TO NEVADA" dated January 2, 2004.




                              SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on January 5, 2004.

                                  THE AMERICAN EDUCATION CORPORATION


Date:  January 5, 2004          By:  /s/ Jeffrey E. Butler
                                   --------------------------
                                   Jeffrey E. Butler
                                   President, Chief Executive Officer

------------------ --------------------------------------------------

Exhibit No.

     99.1  Company press release titled "THE AMERICAN EDUCATION
           CORPORATION COMPLETES REINCORPORATION TO NEVADA" dated
           January 2, 2004.


                             PRESS RELEASE


For further information contact:

Jeffrey E. Butler                    or                Geralyn DeBusk
The American Education Corporation     Halliburton Investor Relations
800-34APLUS or 800-222-2811                              972-458-8000
E-mail: jeb@amered.com
URL: www.amered.com

For Immediate Release


THE AMERICAN EDUCATION CORPORATION COMPLETES REINCORPORATION TO NEVADA

Oklahoma City, January 2, 2004: The American Education Corporation (AEC) (OTC/BB: AEDU) today announced that it has completed the steps necessary to effect the reincorporation of the Company to the State of Nevada effective January 1, 2004. Previously, the Corporation's shareholders approved this reincorporation and further details are contained in the proxy statement dated November 2001.

Jeffrey Butler, Chief Executive Officer, states, "AEC Colorado will be merged into AEC Nevada with no change in the capitalization of the Corporation or the Board of Directors. We believe the reincorporation in Nevada will provide a greater measure of flexibility and simplicity in corporate governance than what is available under Colorado law while saving on other expenses relating to our public status. Recent regulations, such as Sarbanes-Oxley, have dramatically increased the cost of maintaining AEC's public status, and we believe this to be another compelling reason for implementing this change. Further, Nevada imposes no franchise taxes or corporate income taxes on corporations that are incorporated in Nevada, which will result in long-term savings. We also believe that the cost of doing business, as a Nevada corporation, will be less due to fewer mandatory filings, lower litigation costs and reduced legal processes. Nevada has adopted a modern code governing the formation and operation of corporations over the Company's previous domicile in Colorado. It includes many of the concepts developed in Delaware, however the Corporation's highly recognized name was not available for use in that state. In addition, the Nevada law provides for greater flexibility in raising capital and is less cumbersome and costly for the Board to implement other corporate transactions.

"More important, with respect to the practical aspects of the transaction for our shareholders, there will be no change in the stock symbol and or CUSIP number. Accordingly, there is no change in securing quotations and no immediate need for shareholders to exchange their existing certificates for new certificates. However, new certificates have been printed and are available for shareholders who wish to secure the new certificates," he concluded.

The American Education Corporation's Java-based technology, the A+nyWhere Learning System Versions 3.0 and 4.0 of educational software products, provides a research-based, integrated curriculum offering of software for grade levels 1-12 for Reading, Mathematics, Language Arts, Science, Writing, History, Government, Economics and Geography. In addition, the Company provides assessment testing and instructional content for the General Educational Development (GED) test. All company products are designed to provide for LAN, WAN and Internet delivery options. The Company has developed computer adaptive, companion academic skill assessment testing tools to provide educators with the resources to more effectively use the Company's curriculum content aligned to important state and national academic standards. Spanish-language versions are available for Mathematics and Language Arts for grade levels 1-8. The Company's curriculum content is aligned to the other third party digital resources such as the World Book Multimedia Encyclopedia and GoKnow's scientifically based, Internet accessible curriculum and reference

The American Education Corporation
January 2, 2004
Page Two



materials, which may be accessed directly from A+LS lessons. The A+LS comprehensive family of educational software is now in use in over 10,000 schools, centers of adult literacy, colleges and universities, and correctional institutions in the U.S., UK and other international locations. A+dvancer, the Company's new diagnostic, prescriptive test and online developmental curriculum offering, is aligned to ACCUPLACER OnLine, the leading college admissions test for students requiring developmental support to enroll in full credit secondary coursework in mathematics, reading, algebra and writing.

Note: Certain matters discussed above concerning the future performance of the Company are forward-looking statements intended to qualify for the safe harbors from liabilities established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such by words such as "if," "may," "believes," "anticipates," "plans," "expects" or words of similar import. The future performance of the Company is subject to a number of factors including, but not limited to, general economic conditions, competitive activity and funding available to schools.


                   THE AMERICAN EDUCATION CORPORATION
                        7506 BROADWAY EXTENSION
                        OKLAHOMA CITY, OK 73116
                             1-800-34APLUS
                            www.amered.com

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